UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 1, 2016

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 South Boston Avenue, Suite 1000 Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 947-8550

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                               OTHER EVENTS.

Election to Exercise Grace Period on Interest Payment for 2020 Notes

On April 1, 2016, Midstates Petroleum Company, Inc. (the “Company”) elected to exercise its right to a grace period with respect to an approximately $16 million interest payment due on its 10.75% Senior Notes due 2020 (the “2020 Notes”), issued pursuant to the Indenture, dated as of October 1, 2012, by and between the Company and Wells Fargo Bank, National Association, as trustee. The interest payment on the 2020 Notes is due April 1, 2016; however, such grace period permits the Company 30 days to make such interest payment before an event of default occurs.

The Company believes it is in the best interests of its stakeholders to actively address the Company’s debt and capital structure and is continuing discussions with its creditors and their respective professionals.  As of March 31, 2016, the Company had a cash balance of approximately $301.4 million, which provides liquidity to fund its current operations. The Company is continuing to pay suppliers and other trade creditors in the ordinary course.

Notice of Scheduled Borrowing Base Determination

On April 1, 2016, the Company received a notice of scheduled borrowing base determination (the “Notice”) from the administrative agent (the “Administrative Agent”) and the lenders (the “Lenders”) under its revolving credit agreement (the “Credit Agreement”), reducing its borrowing base to $170.0 million (the “Conforming Borrowing Base”). As of April 1, 2016, the Company had approximately $252.0 million in aggregate outstanding borrowings (the “Effective Amount”) under the Credit Agreement, resulting in a borrowing base deficiency of approximately $82.0 million based on the Conforming Borrowing Base set forth in the Notice.  Under the Credit Agreement, the Company is required to cure the borrowing base deficiency within 30 days after receipt of the Notice.  The Company can elect to cure the borrowing base deficiency by one or a combination of the following: (i) paying the amount by which the Effective Amount exceeds the Conforming Borrowing Base, (ii) paying the amount by which the Effective Amount exceeds the Conforming Borrowing Base in six equal successive monthly payments or (iii) providing a reserve report in accordance with the Credit Agreement covering additional unencumbered assets that when added to the Collateral (as defined in the Credit Agreement) causes the Conforming Borrowing Base to exceed the Effective Amount.  The Company believes the borrowing base set forth in the Notice does not attribute appropriate value to its reserves and intends to engage in discussions with the Administrative Agent and the Lenders regarding the appropriate borrowing base amount and, if necessary, the relevant cure options, including a repayment schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: April 1, 2016
	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Vice President - General Counsel & Corporate Secretary